As filed with the Securities and Exchange Commission on December 5, 1996
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	41-	0319970
(State or other jurisdiction of incorporation or
organization)	(I.R.S Employer
Identification
No.)

1 Hormel Place
Austin, Minnesota 55912
(507) 437-5737
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas J. Leake, Esq.	Copies to:	Robert A. Rosenbaum,
Esq.
Corporate Secretary	Dorsey & Whitney LLP
Hormel Foods Corporation	Pillsbury Center South
1 Hormel Place	220 South Sixth Street
Austin, Minnesota  55912	Minneapolis, Minnesota 55402
(507) 437-5209	(612) 340-5681

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. n

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. n x

If this Form is filed to register additional securities for
an offering pursuant to
Rule 462(b) under the Securities Act,
please check the following box and list the Securities Act
registration statement
number of the earlier effective registration
statement for the same offering.   n

If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under
the Securities Act, check the following
box and list the Securities Act registration statement
number of the earlier
effective registration statement for the same
offering.   n

If delivery of the prospectus is expected to be made
pursuant to Rule 434, please
check the following box.   n

CALCULATION OF REGISTRATION FEE
Proposed	Proposed
Title of Each	Amount	Maximum	Maximum	Amount of
Class of Securities	to be	Offering Price	Aggregate
	Registration
to be Registered	Registered	Per Share*	Offering
Price*	Fee
Common Stock
($.20 par value)	 1,709,398	$26.0625   $44,551,186
	$13,501

*	Estimated solely for purposes of computing the
registration fee and based
upon the average of the high and low sales prices for such Common Stock on November 29, 1996, as reported on the New York
Stock Exchange.

              The Registrant hereby amends this Registration
Statement on such date
or dates as may be
necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become
effective on such date as the
Commission, acting pursuant to said Section 8(a), may determine.
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registation statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.


SUBJECT TO COMPLETION, DATED DECEMBER 5, 1996

PROSPECTUS

HORMEL FOODS CORPORATION
_________________

1,709,398 Shares
of
Common Stock
($.1172 par value)
_________________


This Prospectus relates to an aggregate of 1,709,398 shares
(the "Shares") of
Common Stock, par
value $.1172 per share (the "Common Stock"), of Hormel
Foods Corporation, a
Delaware corporation
("Hormel" or the "Company"), that may be sold from time to time by the stockholders named herein (the
"Selling Stockholders").  See "Selling Stockholders."
The Company will not
receive any proceeds from the
sale of the Shares. The Company has agreed to pay the expenses of registration of the Shares, including certain legal and accounting fees.

Any or all of the Shares may be offered from time to time in transactions on the
New York Stock
Exchange, in brokerage transactions at prevailing market prices or in transactions at negotiated prices.
See "Plan of Distribution."

The Shares offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares.

The Common Stock is traded on the New York Stock Exchange under the symbol "HRL." On
November 29, 1996, the closing price of the Common Stock on the New York
Stock Exchange was $26.00
per share.

_________ ________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR
HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.
_________________


No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.
This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


The date of this Prospectus is December 5, 1996.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities
Exchange Act of 1934,
as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy
statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549, and at the
Commission's regional offices at 7 World Trade Center, Suite
1300, New York,
New York 10048 and
CitiCorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661.
Copies of such materials
can be obtained from the Public Reference Section of the Commission at 450 Fifth
Street, N.W.,
Washington, D.C. 20549, at prescribed rates. The Commission also maintains a
World Wide Web site which
provides on-line access to registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address
"http://www.sec.gov." In addition, the Common Stock of the Company is listed on the New York Stock
Exchange, and reports, proxy statements and other information concerning the
Company can also be
inspected at the offices of the New York Stock Exchange, 20
Broad Street, New
York, New York 10005.
This Prospectus does not contain all the information set forth in the Registration
Statement and exhibits
thereto which the Company has filed with the Commission under the Securities
Act of 1933, as amended
(the "Securities Act"), and to which reference is hereby made.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Company which have been filed with the
Commission are hereby
incorporated by reference in this Prospectus:

(a)	the Annual Report on Form 10-K for the year ended
October 28, 1995;

(b)	the Quarterly Report on Form 10-Q for the quarter ended
January 31,
1996;

(c)	the Quarterly Report on Form 10-Q for the quarter ended
April 30, 1996;

(d)	the Quarterly Report on Form 10-Q for the quarter ended
July 31, 1996;

(e)	the Current Report on Form 8-K dated October 15, 1996;

(f)	the Current Report on Form 8-K dated November 1, 1996;
and

(g)	the description of the Company's Common Stock contained
in the
Company's Registration
Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Company pursuant to Section
13(a), 13(c), 14 or 15(d)
of the Exchange
Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common
Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this
Prospectus.

The Company will provide without charge to any person to whom this
Prospectus is delivered,
upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents).
Requests for such
copies should be directed to Thomas J. Leake, Esq., Corporate Secretary, Hormel
Foods Corporation, 1
Hormel Place, Austin, Minnesota  55912, telephone number
(507) 437-5209.

HORMEL FOODS CORPORATION

General

The Company, headquartered in Austin, Minnesota, is a multinational food products company.
The Company's principal products are meat and other food products which are sold fresh, frozen, cured, smoked, cooked and canned. The Company sells these products directly and through its subsidiaries. The
Company's larger subsidiaries include Jennie-O Foods, Inc.;
Dubuque Foods,
Inc.; Farm Fresh Catfish
Company; Hormel Foods International Corporation; and Vista
International
Packaging, Inc.  In addition to
these subsidiaries, the Company has established joint ventures in Mexico, China and Australia and has sales personnel in England and Australia.

The Company is primarily engaged in the production of a variety of meat and food products and the marketing of these products throughout the United States. Although pork remains the major raw material for its products, the Company has emphasized for several years the manufacture and distribution of branded, consumer packaged items rather than the commodity fresh meat business closely associated with the industry in the past. New product introductions in recent years have included a variety of branded turkey products produced and sold under the Jennie-O label and products produced and sold in the fast growing ethnic food market, including the Company's Chi-Chi's line of
Mexican foods, House of
Tsang oriental sauces and food products, and Mediterranean food products under the Peloponnese and
Melting Pot labels.

The Company's products can be categorized into three general product groups:
meat products,
prepared foods, and poultry, fish and other foods. Meat products include fresh meats, sausages, hams, wieners and bacon. Prepared foods products include canned luncheon meats, shelf stable microwaveable entrees, stews, chilies, hash, meat spreads and frozen processed products.
Poultry, fish and other
products include Jennie-O turkey products and Farm Fresh catfish products.
These product groups
accounted for approximately 54.4%, 28.0% and 17.6%, respectively, of the
Company's total revenues for the
year ended October 28, 1995.

Products under the Hormel label are sold in all 50 states and in several foreign countries.
Products are sold by approximately 540 sales personnel operating in assigned territories coordinated from district sales offices located in most of the larger U.S.
cities, and by
approximately 450 brokers and
distributors. Distribution of products to customers is by common carrier.

The Company was incorporated under the laws of the State of Delaware in 1928.
The Company's
principal offices are located at 1 Hormel Place, Austin, Minnesota 55912-3680, and its telephone number
at that address is (507) 437-5737. For further information concerning the
Company, see the documents
incorporated by reference herein as described under "Incorporation of Certain
Documents by Reference."

Recent Developments

On October 15, 1996, the Company completed the acquisition of Stagg Foods,
Inc. ("Stagg") for
$40.0 million of Hormel Common Stock. The Company also paid $10.0 million in cash to the former Stagg shareholders under a five-year noncompete agreement. Stagg, based in Costa
Mesa, California, is a leading
manufacturer of chili, baked beans and beef stew products for retail stores, club stores and food service outlets, and serves eleven major markets on the West Coast and in the Pacific
Northwest.

On October 18, 1996, the Company announced the completion of a private placement of $110 million of Senior Notes which mature on October 15, 2002 and October 15, 2006.
Proceeds from the
offering of Senior Notes will be used for the construction of a meat products/foodservice processing plant and distribution center in Osceola, Iowa, and for other general corporate purposes.

On November 1, 1996, the Company signed a letter of intent for a sale of assets of its wholly owned subsidiary, Farm Fresh Catfish Company ("Farm
Fresh"), based in
Hollandale, Mississippi.  Farm
Fresh raises, slaughters and distributes farm-raised catfish through a network of dealers, primarily in the southeastern United States. In connection with entering into the letter of intent to sell Farm Fresh, the
Company announced that it would take an after-tax charge of $5.4 million against its 1996 fiscal year earnings.
On November 27, 1996, the Company announced earnings of
$79,408,000, or
$1.04 per share, for
the fiscal year ended October 26, 1996. The Company's 1996 fiscal year earnings represent a decline of
34.1% from earnings of $120,436,000, or $1.57 per share, for the fiscal year ended
October 28, 1995.

SELLING STOCKHOLDERS

The following table sets forth certain information as to the maximum number of
Shares that may
be sold by each of the Selling Stockholders pursuant to this Prospectus. None of such Selling Stockholders beneficially owned any other shares of the Company's Common
Stock as of
October 31, 1996.

Number of
Shares Owned	Number of
Prior to the	Shares Offered
Name	      Offering       	        Hereby

Clement L. Hirsch, Jr. (1)		539,811	539,811
Gregory L. Hirsch		278,902	278,902
Lynne C. Pearse (2)		206,927	206,927
Janice L. Vitti (3)		206,927	206,927
Casey C. Hirsch		206,927	206,927
Macdonald Bowyer		89,968	89,968
Kristen Vitti		89,968	89,968
John A. Vitti (4)		  89,968	   89,968
Totals		1,709,398	1,709,398
_____________
(1)	All of such shares are held in a trust for the benefit
of Clement L. Hirsch,
Jr., for which trust Clement
L. Hirsch, Jr. serves as trustee.
(2)	All of such shares are held in a trust for the benefit
of Lynne C. Pearse, for
which trust Lynne C.
Pearse serves as trustee.
(3)	All of such shares are held in a trust for the benefit
of Janice L. Vitti, for
which trust Janice L. Vitti
serves as trustee.
(4)	All of such shares are held in a trust for the benefit
of John A. Vitti, for
which trust Janice L. Vitti
serves as trustee.

The Selling Stockholders are the sole former shareholders of Stagg. The Selling
Stockholders
acquired the Shares in connection with Hormel's acquisition of Stagg on October
15, 1996.  Pursuant to
the Stagg acquisition, Hormel acquired all of the issued and outstanding shares of common stock of Stagg in exchange for the Shares.

USE OF PROCEEDS

The Shares will be offered and sold by the Selling
Stockholders for their own
accounts.  The
Company will not receive any proceeds from the sale of the Shares pursuant to this Prospectus. The
Company has agreed to pay the expenses of registration of the Shares, including up to $15,000 of legal and accounting fees of the Selling Stockholders.

PLAN OF DISTRIBUTION

The Selling Stockholders may offer and sell the Shares from time to time in transactions on the
New York Stock Exchange, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of
Shares for whom such brokers or dealers may act as agent or to whom they may sell as principal, or both.
As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling
Stockholders.

The Selling Stockholders and any brokers or dealers acting in connection with the sale of the
Shares hereunder may be deemed to be "underwriters" within the meaning of
Section 2(11) of the
Securities Act, and any commissions received by them and any profit realized by them on the resale of
Shares as principals may be deemed underwriting compensation under the
Securities Act.

EXPERTS

The consolidated financial statements incorporated by reference in this
Prospectus and elsewhere
in the Registration Statement have been audited by Ernst &
Young LLP,
independent auditors, as set forth
in their report thereon included therein and incorporated herein by reference.
Such consolidated financial
statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for the Company by Dorsey &
Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota
55402.





No dealer, salesperson or any other
person has been authorized to give any
information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or any other person. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.




TABLE OF CONTENTS

Page

Available Information		2
Incorporation of Certain Documents By
  Reference		2
Hormel Foods Corporation		3
Selling Stockholders		4
Use of Proceeds		4
Plan of Distribution		4
Experts		5
Legal Matters		5





























1,709,398 Shares




HORMEL FOODS CORPORATION






Common Stock




_____________

PROSPECTUS
_____________




















                                               , 1996


PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

SEC Registration Fee		      $   13,501
Accounting Fees and Expenses		5,000
Legal Fees and Expenses 		6,000
Miscellaneous		          499
    Total		25,000

All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

Item 15.	Indemnification of Officers and Directors

Pursuant to the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses
(including attorneys fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Article Eleventh of the Company's Certificate of
Incorporation, as amended,
provides that a
director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the
Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction for which the directors derived an improper personal benefit.

The Bylaws of the Company provide that the directors, officers, employees and agents of the
Company shall be indemnified to the fullest extent permitted by Delaware law.

The Company maintains a standard policy of officers' and directors' insurance.

Item 16.	List of Exhibits

5	Opinion of Dorsey & Whitney LLP regarding legality.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5
to this
Registration
Statement).

24	Power of Attorney.
Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are
being made, a post-
effective
amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3)
of the Securities
Act of 1933;

(ii)	To reflect in the prospectus any facts or events
arising after the effective
date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect
to the plan of
distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange
Act of 1934 that are
incorporated by
reference in the registration statement.

(2)	That, for the purpose of determining any liability
under the Securities Act
of
1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-
effective amendment any
of the
securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated
by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the
City of Austin, State of Minnesota, on December 5, 1996.

HORMEL FOODS CORPORATION


By	      /s/   Joel W. Johnson
_______
Joel W. Johnson
Chairman of the Board, President,
Chief Executive Officer and Director


Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been
signed by the following persons in the capacities and on the dates indicated.


By	/s/ Joel W. Johnson       __        _____     ___
	Dated:  December 5, 1996
Joel W. Johnson
Chairman of the Board, President,
Chief Executive Officer and Director
(principal executive officer)


By	/s/ Don J. Hodapp________ __        ____	Dated:
December 5, 1996
Don J. Hodapp
Executive Vice President,
Chief Financial Officer and Director
(principal financial and accounting officer)


By	/s/ Gary J. Ray
	Dated:  December 5,
1996
Gary J. Ray
Executive Vice President and Director


By	/s/ James W. Cole
	Dated:  December 5, 1996
James W. Cole
Group Vice President
Foodservice Group and Director


By	/s/ David N. Dickson
	Dated:  December 5,
1996
David N. Dickson
Group Vice President
International and Corporate Development
and Director


By	/s/ Stanley E. Kerber
	Dated:  December 5, 1996
Stanley E. Kerber
Group Vice President
Meat Products Group and Director



By	/s/ Robert F. Patterson
	Dated:  December 5, 1996
Robert F. Patterson
Group Vice President
Prepared Foods Group and Director

By	/s/ John W. Allen
	Dated:  December 5,
, 1996
John W. Allen
Director

By	/s/ William S. Davila
	Dated:  December 5,
1996
William S. Davila
Director

By	/s/ E. Peter Gillette Jr.
	Dated:  December 5,
1996
E. Peter Gillette Jr.
Director

By	/s/ Luella G. Goldberg
	Dated:  December 5,
1996
Luella G. Goldberg
Director

By	/s/ Geraldine M. Joseph
	Dated:  December 5, 1996
Geraldine M . Joseph
Director

By	/s/ Earl B. Olson
	Dated:  December 5
, 1996
Earl B. Olson
Director

By	/s/ Ray V. Rose
	Dated:  December 5,
1996
Ray V. Rose
Director

By	/s/ Dr. Robert R. Waller
	Dated:  December 5, 1996
Dr. Robert R. Waller
Director



EXHIBIT INDEX




Exhibit No.	Description	Page

5	Opinion of Dorsey & Whitney LLP regarding legality


23.1	Consent of Ernst & Young LLP

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5)


24	Power of Attorney



Exhibit 5

[Dorsey & Whitney LLP Letterhead]

December 5, 1996




Hormel Foods Corporation
1 Hormel Place
Austin, Minnesota  55912

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Hormel Foods Corporation, a Delaware corporation
(the "Company"), in connection with a Registration
Statement on Form S-3 (the
"Registration
Statement") to be filed with the Securities and Exchange
Commission under the
Securities Act of
1933, as amended, relating to the sale of up to 1,709,398 shares of common stock of the
Company, par value $.1172 per share ("Common Stock"), of which all such shares will be sold from time to time by the Selling Stockholders named in the Registration
Statement, on the New
York Stock Exchange or otherwise, directly or through underwriters, brokers or dealers.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.
 In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the laws of the State of Minnesota and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to our firm under the heading
"Legal Matters" in
the Prospectus
constituting part of the Registration Statement.

Very truly yours,

/s/ Dorsey & Whitney LLP

Dorsey & Whitney LLP
RAR


Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption
"Experts" in the
Registration
Statement (Form S-3) and related Prospectus of Hormel Foods
Corporation for
the registration of
1,709,398 shares of its common stock and to the incorporation by reference therein of our reports dated November 21, 1995, with respect to the consolidated financial statements of
Hormel Foods Corporation incorporated by reference in its Annual Report
(Form 10-K) for the
year ended October 28, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

ERNST & YOUNG LLP

Minneapolis, Minnesota
November 30, 1996


            Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joel W. Johnson, Don J. Hodapp and Thomas J.
Leake, with full
power to each to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Hormel Foods Corporation (the
"Company") relating
to an aggregate of 1,709,398 shares of Company Common Stock that may be sold from time to time by the former shareholders of Stagg Foods, Inc., and any or all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and to file
the same with such state commissions and other agencies as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 5th day of
December, 1996, by the following persons.


/s/ Joel W. Johnson
		/s/ Don J. Hodapp
                                                 Joel W.
Johnson			Don J. Hodapp



/s/ Gary J. Ray
		/s/ James
W. Cole
                                                 Gary J. Ray
					James W.
Cole


/s/ David N. Dickson
	/s/  Stanley E. Kerber

David N. Dickson		Stanley E. Kerber



/s/ Robert F. Patterson
	/s/ John W. Allen

Robert F. Patterson		John W. Allen


/s/ William S. Davila
	/s/ E. Peter Gillette Jr.

William S. Davila		E. Peter Gillette Jr.


/s/ Luella G. Goldberg
	/s/ Geraldine M. Joseph

Luella G. Goldberg		Geraldine M. Joseph


/s/ Earl B. Olson
	/s/ Ray V. Rose

Earl B. Olson			Ray V. Rose


/s/ Dr. Robert R. Waller
Dr. Robert R. Waller

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